SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 30, 2009

STEALTH MEDIALABS, INC.

(Exact name of registrant as specified in its charter)

NV	000-26439	98-0203927
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21720 W. Long Grove Rd., C330, Deer Park, IL, 60010

(Address of principal executive offices, including zip code)

(847) 533-0541

(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

     CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule

ITEM 5.03

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES

IN FISCAL YEAR

On October 27, 2009, the Company’s Board of Directors completed a reduction of the Company’s authorized common stock concurrently with a reverse stock split on a 1:300 basis.  Each three hundred shares (300) were reversed split into one (1) share.  All fractional shares were rounded down.  The Company’s par value remained unchanged.  The Company filed a Certificate of Change with the Nevada Secretary of State on September 28, 2009.  As a result of the reduction of authorized and reverse stock split, the Company’s symbol changed to SMBS on October 27, 2009.

ITEM8.01

OTHER EVENTS

The Company intends to file a Form 15 with the Securities and Exchange Commission (the “SEC”) to effect the deregistration of its common stock on or about October 30, 2009.  The Company is eligible to deregister by filing a Form 15 due to the fact the Company has fewer than 300 holders of record of its common stock.  Upon filing the Form 15, the Company’s obligations to file certain reports with the SEC including forms 10K, 10Q and 8-K will cease. The Company expects the deregistration to become effective ninety days (90) after filing the Form 15 with the SEC.

SIGNATURE

Pursuant to the requirements of The Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  October 30, 2009

STEALTH MEDIALABS, INC.

By:

/s/   Howard Leventhal

Howard Leventhal, as President, Secretary/

Treasurer and Sole Director